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                                                                    Exhibit 99.1


                                [TOLLGRADE LOGO]


                                  [LETTERHEAD]





Contact:  Richard Skaare                                   Dick Muldoon
          412-820-1347                                     Lucent INS
          rskaare@tollgrade.com                            908-559-6536
                                                           rpmuldoon@lucent.com





         TOLLGRADE TO ACQUIRE LUCENT TECHNOLOGIES' MLT/LOOPCARE SOFTWARE
                      ASSETS FOR APPROXIMATELY $60 MILLION
               Acquisition Transforms Tollgrade into Full-Product,
                     Hardware/Software Test System Provider


PITTSBURGH, PA, September 28, 2001 -- Tollgrade Communications, Inc. (NASDAQ:
TLGD) today announced that it has agreed to acquire the software assets of the MLT/LoopCare test system business from Lucent Technologies for approximately $60 million in cash. Closing of the acquisition is expected to occur on September 30, 2001.

         LoopCare, also known as Mechanized Loop Testing (MLT), is the Plain Old Telephone Services (POTS) test system used universally by the Regional Bell Operating Companies (RBOCs). Tollgrade intends to combine the LoopCare software with Tollgrade's DigiTest(R) hardware to create a complete solution for testing today's POTS services. The LoopCare-DigiTest combination also provides an economical path to support the emerging needs of the digital consumer.

         Lucent and Tollgrade have also entered into a supply agreement to provide LoopCare solutions for the Digital Subscriber Line (DSL) and AnyMedia market.

         "This acquisition establishes Tollgrade in the preeminent position among POTS test system companies," said Tollgrade Chairman and CEO Chris Allison. "We're growing up from a niche player to an integrated, full-service provider."

         Tollgrade and Lucent have worked together since 1998 under a multi-year product development, license, and authorized reseller agreement related to LoopCare and DigiTest. Because the DigiTest hardware is currently interoperable with the LoopCare software, Tollgrade's complete POTS and DSL test system is immediately available for deployment.
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         Added Allison, "Tollgrade can now offer a much stronger value proposition to Tollgrade and LoopCare customers when it comes to hardware and software testing products. We want to provide not only world-class POTS and consumer-oriented DSL testing capabilities, but evolve LoopCare/MLT so that we can address new challenges, such as digital voice testing. Merging Tollgrade's reputation for strong customer service and value-driven pricing with the innovation and testing expertise of our new staff of former Bell Labs developers creates a very compelling system offering. We'll help our RBOC customers take care of traditional POTS testing needs through modernization so that they are ready to solve new network problems. And we'll market our combined system both domestically and internationally with an open-minded partnership approach directed toward not only customers and transmission system partners but even companies once thought to be our competitors."

           There are currently about 32 employees working in Lucent's LoopCare business. Tollgrade intends to move the group to a facility near the current Liberty Corner, NJ, location by the end of 2001.

         Ravi Gulati, president of network operations software at Lucent, said, "The sale of LoopCare is aligned with our network management strategy. We've worked with Tollgrade since 1998 to ensure interoperability of our LoopCare product and Tollgrade's DigiTest product. The LoopCare business is in strong hands. For our customers, the transition will be seamless. For our LoopCare business employees, this is an exciting opportunity to expand the market for the LoopCare and DigiTest products."

         Noted Allison, "The LoopCare staff is critical to this effort. They're talented folks with a scientific tradition. We want to show people just how great they are through our direct and indirect sales and service channels while taking advantage of the value-oriented franchise that Tollgrade has built among our customers. The LoopCare team also has some great relationships that they've developed outside of the RBOC world, which we're looking to foster and build."

         Finally, Allison stated, "This is proving to be a solid third quarter for Tollgrade for at least two reasons. First, in a tough environment, we expect our revenue to approximate $16 million, and earnings will be approximately $.15, both of which are within the range that we noted in our second quarter earnings release. And, second, we're buying a product line that makes us a full consumer testing provider when combined with our DigiTest products."

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         Parker/Hunter Incorporated acted as financial advisor to Tollgrade in connection with this transaction.

CONFERENCE CALL

         On Monday, October 1, 2001, at 4:00 p.m. (Eastern Time), Chris Allison, Tollgrade's Chairman and Chief Executive Officer, will host a teleconference to discuss the company's acquisition of LoopCare. The telephone number for U.S. participants is 866-233-3843, and for international callers the number is 612-288-0329.

         In addition, participants may listen to the conference call via a live broadcast over the Internet. To participate in this webcast, simply log on to http://videonewswire.com/event.asp?id=1117 or log onto www.tollgrade.com and visit the Investor Events page. The conference call also will be available for replay from 8:30 p.m. Monday, October 1, 2001 until 11:59 p.m. Monday, October 8, 2001. Please call 1-800-475-6701 (320-365-3844 for international callers) and use Access Code 605859.

ABOUT TOLLGRADE

         Tollgrade Communications, Inc. (NASDAQ: TLGD) designs, engineers, markets and supports test system, test access and status monitoring products for the telecommunications and cable television industries. Tollgrade, which is headquartered in a suburb of Pittsburgh, Pa., recorded 2000 revenues of $114.4 million. The company maintains a presence in regions across the United States and in the United Kingdom. Tollgrade's World Wide Web address is www.tollgrade.com.

ABOUT LUCENT TECHNOLOGIES

         Lucent Technologies, headquartered in Murray Hill, N.J., designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks.

         The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help

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business and consumers. For more information on Lucent Technologies, visit its
Web site at http://www.lucent.com.

FORWARD-LOOKING STATEMENTS

         Statements included here, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation, statements as to management's beliefs, strategies, plans, expectations or opinions in connection with company performance, which are based on a number of assumptions concerning future conditions that may ultimately proved to be inaccurate.

         The forward-looking statements must be qualified by important factors that could cause actual earnings and other results to differ materially from those achieved in the past or those expected by the company. These include: customers' ability to meet established purchase forecasts and their own growth projections; the ability of certain customers to maintain financial strength and access to capital; the ability for sales and marketing partners to meet their own performance objectives and provide vendor financing to certain local exchange carriers; customers' seasonal buying patterns and the risk of order cancellations; risk of shortage of key components and possibilities of limited source of supply; manufacturing delays and availability of manufacturial capacity; intense competition in the market for the company's products; rapid technological change along with the need to continually develop new products and gain customer acceptance and approval; the company's dependence on a relatively narrow range of products; competition; the company's dependence on key employees; difficulties in managing the company's growth; the company's dependence upon a small number of large customers and certain suppliers; the company's dependence upon proprietary rights; risks of third party claims of infringements; possibility of product defects; the potential of having excess inventory and risk of parts' obsolescence should demand for the company's products decrease substantially; and government regulation. Statements included here speak as of the date of this release, and the company disclaims any duty to update.

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     (R) DigiTest is a registered trademark of Tollgrade Communications, Inc